Exhibit 4.12

EXECUTION

ADDENDUM TO THE CESSION AND PLEDGE IN SECURITY

between

SIBANYE GOLD LIMITED

and

OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE	2

3.	SAVINGS	2

4.	VARIATION	2

5.	COUNTERPARTS	3

- i -

PARTIES:

This Agreement is made between:

(1)	Sibanye Gold Limited, a public company registered in accordance with the laws of South Africa under registration number 2002/031431/06 (the Pledgor); and

(2)	Opiconsivia Trading 305 (RF) Proprietary Limited, a private company duly incorporated in accordance with the laws of South Africa under registration number 2013/013189/07 (Debt Guarantor).

WHEREAS

A.	Reference is made to the cession and pledge in security concluded between the Pledgor and the Debt Guarantor on 22 August 2013 (the Cession and Pledge), pursuant to which the Pledgor pledged the Pledged Shares and ceded in securitatem debiti the Ceded Rights to the Debt Guarantor.

B.	The Pledgor and the Debt Guarantor wish to amend the Cession and Pledge on the terms and subject to the condition of this Addendum, to, amongst others:

(i)	provide for certain amendments to the definition of Pledged Shares;

(ii)	provide for the deletion of the definition of Relevant Material Subsidiary; and

(iii)	provide for certain amendments to the definition of Shareholder Claims.

C.	Unless otherwise defined in this Addendum, terms and expressions used in this Addendum shall have the same meaning as defined in the Cession and Pledge.

D.	The provisions of clauses 1 (Definitions and Interpretation), 18 (Cession, Assignment and Delegation) 20 (Notices and Domicilia), 21 (Severability), 23 (Waiver of Immunity), 24 (Sole Agreement), 25 (No implied Terms), 26 (Extensions and Waivers), 27 (Independent Advice), 28 (Further Assurances), 30 (Governing Law) and 31 (Jurisdiction) of the Cession and Pledge apply to this Addendum, mutatis mutandis, as if set out in this Addendum in full.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

For the purposes of this Addendum and the preamble above, unless the context requires otherwise:

1.1.1.	Addendum means this Addendum to the Cession and Pledge;

1.1.2.	Parties means:

1.1.2.1.	the Pledgor; and

1.1.2.2.	the Debt Guarantor,

and Party means, as the context requires, either one of them; and

1.1.3.	Signature Date means the signature date of this Addendum by the last Party signing in time.

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE

With effect from the Signature Date, the Cession and Pledge shall be amended by:

2.1.	The substitution of the definition of “Pledged Shares” in Clause 1.1.14 with:

“1.1.14	Pledged Shares means any and all shares, including preference shares, owned or held by the Pledgor in the share capital of SGFSS, from time to time;”;

2.2.	The deletion of clause 1.1.17 in its entirety;

2.3.	The substitution of the definition of “Shareholder Claims” in Clause 1.1.21 with:

“1.1.21	Shareholder Claims means all current and future claims of whatsoever nature that the Pledgor may have or in the future acquire against SGFSS (including in respect of or by virtue of its shareholding in SGFSS), whether in the form of shareholder loans, intercompany loans, any other form of credit provided or otherwise together with the benefit of any security interest given to, or for the time being held by, the Pledgor in respect of such claims;”; and

2.4.	The substitution of Clause 4.1.10 with:

“4.1.19	undertakes and agrees, on each day that this Agreement is in force, to the extent possible and within the control of the Pledgor not to take any corporate or other action which is reasonably likely to result in any reduction in the value of, or rights relating to, the Pledged Shares and/or the Ceded Rights without the prior written approval of the Debt Guarantor, provided that, for so long as no Event of Default has occurred or is continuing, the provisions of this Clause 4.1.10 shall not restrict SGFS from repaying (or the Pledgor from receiving payment of) the Shareholder Claims.”.

3.	SAVINGS

3.1.	Save to the extent expressly set out in this Addendum the terms of the Cession and Pledge shall remain unaltered and of full force and effect.

3.2.	The Parties record that the amendments to the Cession and Pledge as provided for in this Addendum shall not (and are in no way intended to) constitute a novation by any of the Parties of the agreement recorded in the Cession and Pledge.

4.	VARIATION

No agreement to vary, add to or cancel this Addendum shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

5.	COUNTERPARTS

This Addendum may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at WASHINGTON on this the 10th day of DECEMBER 2013.

For and on behalf of
SIBANYE GOLD LIMITED

/s/ Charl Keyter
Signatory:	Charl Keyter
Capacity:	CFO
Who warrants his authority hereto

SIGNED at CAPE TOWN on this the 10TH day of DECEMBER 2013.

For and on behalf of
OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED

/s/ T Ross-Gillespie
Signatory:	T. Ross-Gillespie
Capacity:	Director
Who warrants his authority hereto

Signatory:
Capacity:
Who warrants his authority hereto